Verecloud Announces SEC Deregistration

ENGLEWOOD, CO -- (Marketwire - February 13, 2012) - Verecloud, Inc. (OTCBB: VCLD) today announced its decision to withdraw the registration of its stock with the Securities and Exchange Commission (the "SEC"). The Company intends to file a Form 15 with the SEC to voluntarily deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or about February 13, 2012. As a result of the filing of the Form 15, the Company's obligation to file certain reports and forms with the SEC, including Forms 10-K, 10-Q, and 8-K, will cease. Other filing requirements will terminate upon the effectiveness of the deregistration, which is expected to occur 90 days after the filing of the Form 15.

The decision to deregister was made by the Company's board of directors after careful consideration of the advantages and disadvantages of being an SEC reporting company. The Company's board of directors considered many factors in making this decision, including the following:

  the costs, both direct and indirect, associated with the preparation and filing of the Company's periodic reports with the SEC;

  the costs and burden associated with complying with the Sarbanes-Oxley Act of 2002;

  the additional demands placed on management and Company personnel to comply with requirements required of registrants;

  the historically low stock price of the Company's common stock;

  the nature and extent of the trading in the Company's common stock; and

  the current level of analyst coverage and minimal liquidity for the Company's common stock.

The board of directors decided that the Company should deregister with the SEC as it believes that the savings that will benefit the Company's shareholders outweigh any advantages of continuing as an SEC registered company. Without the annual accounting expenses, legal costs, and administrative burden relating to SEC reporting obligations and compliance with the Sarbanes-Oxley Act, the Company will be able to significantly reduce its costs and better focus on the day-to-day operations of its business, thereby delivering long-term shareholder value.

The Company will notify the OTC Bulletin Board of its decision to terminate its reporting obligations. As a result, the Company's shares will not continue to be quoted on the OTC Bulletin Board. The Company anticipates that its shares will be quoted on the Pink OTC Markets Inc. quotation service. For more information about this service, please see www.pinksheets.com. Once on the Pink Sheets, the Company intends to continue to make available periodic financial information.

A notice about the Company's deregistration will be available on its website at www.verecloud.com.

About Verecloud

Like most new technology innovations, the cloud has become the Wild West of the Web. Verecloud's® mission is to provide SMBs with a single place to discover, buy, and manage their cloud services. After originally building a cloud integration and marketplace platform for the telecommunications industry, Verecloud® shifted focus and launched the platform as Cloudwrangler™ on August 2, 2011. Cloudwrangler™ is a marketplace of best of breed cloud services integrated into a single experience, for easy use and management with one monthly invoice and one technical support contact. Acting as a cloud service brokerage, Cloudwrangler™ gives businesses total access and control of all their cloud applications from one portal. For more information on Verecloud®, please visit www.verecloud.com.

Forward-Looking Statements

Certain statements in this news release that are not historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "may," "should," "might," "believe," "expect," "anticipate," "estimate," and similar words, although some may be expressed differently. Forward-looking statements in this release include, but are not limited to, statements as to the planned deregistration of the Company's common stock, the expected cost savings of deregistration, the ability to enhance long-term shareholder value, and the providing of periodic financial statements. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results of the Company to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors are discussed from time to time in the reports filed by the Company with the SEC, including the Form 10-K for the year ended June 30, 2011. The Company disclaims any intent or obligation to update these forward-looking statements.

Media Relations
Dirk Van Slyke
Corporate Marketing
Verecloud, Inc.
303-999-7398
dirk.vanslyke@verecloud.com

Investor Relations
John McCawley
Chief Executive Officer
Verecloud, Inc.
877-711-6492
john.mccawley@verecloud.com